SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 17, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5.    Other Events and Regulation FD Disclosure

               The Registrant files, pursuant to Regulation FD, the following news release dated November 17, 2003, entitled "DuPont and Koch Subsidiaries Agree on Sale of INVISTA Fibers Unit."
November 17, 2003	Contacts:	G. Irvin Lipp
WILMINGTON, Del.		DuPont
302-774-7447
g-irvin.lipp-1@usa.dupont.com

Mary Beth Jarvis
Koch Industries, Inc.
316-828-3756
Jarvism@kochind.com

DUPONT AND KOCH SUBSIDIARIES AGREE ON SALE OF INVISTA FIBERS UNIT

               WILMINGTON, Del., and WICHITA, Kan., Nov. 17, 2003 -- DuPont and Koch Industries, Inc. today announced they have reached a definitive agreement to sell INVISTA, formerly DuPont Textiles & Interiors, to subsidiaries of Koch for $4.4 billion in cash. The two subsidiaries are KED Fiber Ltd. and KED Fiber, LLC.

               Closing is expected in the first half of 2004, subject to government approvals. The transaction is expected to be neutral to accretive to DuPont earnings in 2004.

               "This is a major milestone in the ongoing transformation of DuPont," said DuPont Chairman and CEO Charles O. Holliday, Jr. "The fibers businesses have been an important part of DuPont for many decades. However, marketplace realities dictate they can best realize their potential as part of a company like Koch which is fully committed to INVISTA and the markets it serves. We believe this outcome will provide the best opportunity for the people who have made these businesses successful in the past and will take them into the future."

               "This acquisition is an excellent fit with our capabilities and vision for long-term growth," said Charles G. Koch, chairman and chief executive officer of Koch Industries. "By combining INVISTA's many capabilities and strong brands, primarily in nylon and spandex, with the polyester businesses of our KoSa subsidiaries, we will create a diverse company, well-positioned to compete in the global fibers and resins markets."

               "Now that one of the most significant changes in our 201-year history is moving toward completion, we can focus on positioning DuPont for growth," Holliday said. "This will involve dedicated, unwavering effort by all DuPont employees. We have talented people, know-how across markets and industries, and the strong science capability necessary for success. Our goal is to channel those capabilities into opportunities for our company, both near- and long-term."

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               Holliday said DuPont shortly will outline actions it will take to ensure competitiveness in global markets and achieve its growth objectives.

               INVISTA, currently a business unit of DuPont, is the largest integrated fiber and intermediates business in the world, with 2002 revenues of $6.3 billion. It has 18,000 employees and interests in 50 global manufacturing sites. Headquartered in Wilmington, Del., it operates in 50 countries and is comprised of three businesses: Apparel; Interiors and Industrial; and Intermediates. INVISTA is committed to its customers' growth through market insights and technology innovations combined with a powerful portfolio of the best-known global brands and trademarks in the industry including: LYCRA® , STAINMASTER® , ANTRON® , COOLMAX® , THERMOLITE® , CORDURA® , SUPPLEX® , TACTEL® , and in the specialty chemicals business: CORFREE® , DYTEK® , ADI-Pure® and TERATHANE® ..

               Koch is a privately held company that owns a diverse group of companies that operate in more than 30 countries in core industries such as trading, petroleum, chemicals, natural gas, gas liquids, asphalt, resins and fibers, minerals, fertilizers, chemical technology equipment, ranching, securities and finance, as well as in other ventures and investments. KoSa is a global producer of commodity and specialty polyester fibers, polymers and intermediates.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

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11/17/03

The DuPont Oval, DuPont, The miracles of science™ , and LYCRA® , STAINMASTER® , ANTRON® , COOLMAX® , THERMOLITE® , CORDURA® , SUPPLEX® , TACTEL® , Teflon® , CORFREE® , DYTEK® , ADI-Pure® and TERATHANE® are registered trademarks or trademarks of DuPont or its affiliates.

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SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Gary M. Pfeiffer
Gary M. Pfeiffer
Senior Vice President - Chief Financial Officer

November 17, 2003

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